Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm

We consent to the references to our firm under the caption “Experts” in Post-Effective Amendment
No. 46 to the Registration Statement (Form N-4, No. 333-30180) of Separate Account B of Voya
Insurance and Annuity Company, and to the use therein of our reports dated (a) March 27, 2014, with respect to the financial statements of Voya Insurance and Annuity Company, and (b) April 9, 2014,
 with respect to the financial statements of Separate Account B of Voya Insurance and Annuity Company.

/s/ Ernst & Young LLP

Atlanta, Georgia December 11, 2014